COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
    IN DREYFUS 100% U.S. TREASURY INTERMEDIATE TERM FUND
    AND THE MERRILL LYNCH GOVERNMENTS, U.S. TREASURY,
    INTERMEDIATE-TERM (1-9.99 YEARS) INDEX

     EXHIBIT A:
     _____________________________________________________
    |            |      MERRILL LYNCH   |                |
    |            |       GOVERNMENTS,   |                |
    |            |      U.S. TREASURY,  |  DREYFUS 100%  |
    |            |    INTERMEDIATE-TERM | U.S. TREASURY  |
    |  PERIOD    |       (1-9.99 YEARS) |  INTERMEDIATE  |
    |            |         INDEX*       |   TERM FUND    |
    |----------- | ---------------------|----------------|
    |  3/27/87   |               10,000 |         10,000 |
    | 12/31/87   |               10,187 |         10,124 |
    | 12/31/88   |               10,832 |         10,711 |
    | 12/31/89   |               12,196 |         12,090 |
    | 12/31/90   |               13,355 |         13,129 |
    | 12/31/91   |               15,223 |         15,128 |
    | 12/31/92   |               16,279 |         16,213 |
    | 12/31/93   |               17,611 |         18,005 |
    | 12/31/94   |               17,311 |         17,291 |
    | 12/31/95   |               19,837 |         20,019 |
    |----------------------------------------------------|

    *Source: Merrill Lynch, Pierce, Fenner and Smith, Inc.